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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 29, 2007 in Amendment No. 2 to the Registration Statement (on Form S-1/A No. 333-141682) and related Prospectus of Quark Biotech, Inc. dated May 11, 2007.

/S/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel May 11, 2007	KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global

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Consent of Independent Registered Public Accounting Firm